Exhibit 99.2

Joint Press Release

LAKELAND BANCORP TO ACQUIRE HARMONY BANK

Oak Ridge, NJ and Jackson, NJ—February 18, 2016. The Boards of Directors of Lakeland Bancorp, Inc. (NASDAQ: LBAI) (“Lakeland Bancorp”), the parent company of Lakeland Bank, Lakeland Bank and Harmony Bank (OTCPK: HRMB) (“Harmony Bank”), announced today that they have entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Harmony Bank will be merged with and into Lakeland Bank, with Lakeland Bank as the surviving bank. The Merger Agreement provides that shareholders of Harmony Bank will receive 1.25 shares of Lakeland Bancorp common stock for each share of Harmony Bank common stock that they own at the effective time of the merger.

Lakeland Bancorp expects to issue an aggregate of approximately 3.0 million shares of its common stock in the merger and will cash out Harmony Bank options that remain outstanding at the effective time of the merger. The transaction is valued at approximately $32.0 million, or $12.79 per share, based on the closing price per share of Lakeland Bancorp’s common stock of $10.23 on February 17, 2016. The transaction is expected to be approximately 1% accretive to Lakeland Bancorp’s Earnings Per Share in 2017 and approximately 0.5% dilutive to Tangible Book Value with an estimated Earnback in approximately 3.5 years.

Thomas J. Shara, President and Chief Executive Officer of Lakeland Bancorp and Lakeland Bank, remarked: “We are delighted to be combining with Harmony Bank and expanding Lakeland’s presence into Ocean County. This merger is consistent with our recent initiatives to expand into desirable markets and leverages our highly successful Loan Production Office initiated in 2015 covering neighboring Middlesex and Monmouth counties. We look forward to working with Harmony Bank in delivering a broad array of business and consumer products into a dynamic marketplace.”

Michael Schutzer, President and Chief Executive Officer of Harmony Bank, stated: “We are very excited to be partnering with such a strong, well-managed organization as Lakeland. This merger will bring together two financially strong banks with similar cultures as well as a proven history of building relationships through superior customer service. We are excited to bring our hometown bank relationship focus together with the sophistication and experience of a larger one. Lakeland’s extensive consumer banking products will enable us to now offer better consumer service and products, including home mortgages, in our marketplace. Harmony Bank provides a great presence in one of the most attractive banking markets in the State of New Jersey.”

Lakeland Bank operates 53 New Jersey branch offices in Bergen, Essex, Morris, Passaic, Somerset, Sussex, Union and Warren counties; five New Jersey regional commercial lending centers in Bernardsville, Montville, Newton, Teaneck and Wyckoff/Waldwick; and, two commercial loan production offices serving Middlesex and Monmouth counties in New Jersey and the Hudson Valley region of New York. Lakeland Bank offers an extensive suite of financial products and services for businesses and consumers. As of December 31, 2015, Lakeland Bancorp had consolidated total assets, total loans, total deposits and total stockholders’ equity of $3.87 billion, $2.97 billion, $3.00 billion and $400.5 million, respectively. Following the closing of Lakeland Bancorp’s acquisition of Pascack Bancorp, Inc. and its subsidiary, Pascack Community Bank, on January 7, 2016, Lakeland Bancorp’s total assets approximated $4.3 billion.

Harmony Bank, a state-chartered commercial bank that focuses on serving consumers and small-to-medium-size businesses, is headquartered in Jackson, New Jersey, with additional branch offices in Lakewood and Toms River, New Jersey. As of December 31, 2015, Harmony Bank had total assets, total loans, total deposits and total stockholders’ equity of $295 million, $241 million, $257 million and $28 million, respectively.

The Boards of Directors of Lakeland Bancorp, Lakeland Bank and Harmony Bank have approved the merger. Closing is subject to receipt of approvals from regulators, approval of the merger by Harmony Bank’s shareholders and other customary conditions. No approval is required from Lakeland Bancorp’s shareholders. The closing is expected to occur in the late second quarter or early third quarter of 2016.

Harmony Bank’s directors and executive officers, owning in the aggregate approximately 25.9% of Harmony Bank’s outstanding shares on the date the Merger Agreement was executed, have signed voting agreements pursuant to which they have agreed to vote their shares in favor of the merger.

Sandler O’Neill & Partners, L.P is acting as financial advisor to Lakeland Bancorp. Raymond James is acting as financial advisor to Harmony Bank. Lowenstein Sandler LLP is acting as Lakeland Bancorp’s legal advisor. Day Pitney LLP is acting as Harmony Bank’s legal advisor.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, Lakeland Bancorp intends to file a registration statement that will include a proxy statement to be distributed to Harmony Bank’s shareholders as a prospectus, with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the registration statement (when available) and other documents filed by Lakeland Bancorp with the Commission at the Commission’s web site at www.sec.gov. These documents may be accessed and downloaded for free at Lakeland Bancorp’s website at www.lakelandbank.com or by directing a request to Investor Relations, Lakeland Bancorp, Inc., 250 Oak Ridge Road, Oak Ridge, NJ 07438 (973-697-2000). Requests for the Proxy Statement/Prospectus may also be made to Investor Relations, Harmony Bank, 732-719-3710.

Participants in the Solicitation

This communication is not a solicitation of a proxy from any security holder of Lakeland Bancorp or Harmony Bank. However, Lakeland Bancorp, Harmony Bank and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Harmony Bank’s shareholders in respect of the proposed transaction. Information regarding the directors and executive officers of Lakeland Bancorp may be found in its definitive proxy statement relating to its 2015 Annual Meeting of Shareholders, which was filed with the Commission on April 10, 2015, and can be obtained free of charge from Lakeland Bancorp’s website. Information regarding the directors and executive officers of Harmony Bank may be found in its definitive proxy statement relating to its 2015 Annual Meeting of Shareholders, and can be obtained free of charge from Harmony Bank’s website. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interest, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the Commission when they become available.

Forward Looking Statements

This communication contains forward-looking statements with respect to the proposed merger and the timing of consummation of the merger that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates”, “projects”, “intends”, “estimates”, “expects”, “believes”, “plans”, “may”, “will”, “should”, “could” and other similar expressions are intended to identify such forward looking statements. Statements concerning the transaction being accretive to Lakeland Bancorp’s earnings and dilutive to tangible book value with an estimated earn back in 3.5 years are also forward looking statements. These forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. The following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: failure to successfully integrate Pascack Community Bank into Lakeland Bank; failure to obtain Harmony Bank shareholder or regulatory approval for the merger of Harmony Bank into Lakeland Bank; failure to realize anticipated efficiencies and synergies if the merger is consummated; material adverse changes in Lakeland Bancorp’s or Harmony Bank’s operations or earnings; decline in the economy in Lakeland Bancorp’s and Harmony Bank’s primary market areas; as well as the risk factors set forth in the periodic reports filed by Lakeland Bancorp with the Commission. Neither Lakeland Bancorp nor Harmony Bank assumes any obligation for updating any such forward-looking statements at any time.

Contact:

Lakeland Bancorp, Inc.:

Thomas J. Shara

President & CEO

Joseph F. Hurley

EVP & CFO

973-697-2000

Harmony Bank:

Michael A. Schutzer

President & CEO

732-719-3710